Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 31, 2010, US Ecology, Inc. (the “Company” or “US Ecology”) completed the acquisition of Seaway TLC Inc. and its wholly-owned subsidiaries Stablex Canada Inc. and Gulfstream TLC, Inc. (collectively “Stablex”) from Marsulex Inc.  The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2010 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2009 and the nine months ended September 30, 2010 are based on the separate historical consolidated financial statements of the Company and Stablex. These unaudited pro forma condensed combined financial statements reflect the acquisition and related events and apply the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet as of September 30, 2010 reflects the acquisition and related events as if they had been consummated on September 30, 2010. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2009 and the nine months ended September 30, 2010 reflect the acquisition and related events as if they had been consummated on January 1, 2009.

The pro forma adjustments are based upon available information and assumptions that management believes reasonably reflect the acquisition. The unaudited pro forma condensed combined financial statements are presented for informational purposes only. The pro forma condensed combined financial statements are not necessarily indicative of what our financial position or results of operations actually would have been had we completed the acquisition as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company. You should read this information together with the following:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•
the separate historical unaudited consolidated financial statements of the US Ecology as of and for the three and nine months months ended September 30, 2010 included in US Ecology’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010;

•
the separate historical consolidated audited financial statements of US Ecology as of and for the years ended December 31, 2009 and 2008 included in US Ecology’s Annual Report on Form 10-K for the year ended December 31, 2009;

•	the separate historical audited consolidated financial statements of Seaway TLC Inc. as of December 31, 2009 and 2008 and for the years then ended included as Exhibit 99.1 in this Form 8-K/A;

•
the separate historical unaudited consolidated financial statements of Seaway TLC Inc. as of September 30, 2010 and December 31, 2009 and for the three and nine months ended September 30, 2010 and 2009 included as Exhibit 99.2 in this Form 8-K/A.

In the unaudited pro forma condensed combined financial statements, the acquisition is accounted for using the acquisition method of accounting in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) No. 805 Business Combinations. Accordingly, the total purchase price, calculated as described in Note 1 to the unaudited pro forma condensed combined financial statements, is allocated to the net tangible and identifiable intangible assets of Stablex, based on preliminary estimates of fair value. The allocation is dependent upon valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements. The final determination of fair value of assets acquired and liabilities assumed as of October 31, 2010 and its effect on results of operations may differ significantly from the pro forma amounts included in the unaudited pro forma condensed combined financial statements. These amounts represent management’s best estimate as of the date of this Form 8-K/A.

The unaudited pro forma condensed combined financial statements do not include the effects of costs associated with any restructuring or integration activities resulting from the transaction, as they are non-recurring in nature and not factually supportable at the time that the unaudited pro forma condensed combined financial statements were prepared. In addition, the unaudited pro forma condensed combined financial statements do not include the realization of any cost savings from operating efficiencies or synergies resulting from the transaction, nor do they include any potential incremental revenues and earnings that may be achieved with the combined capabilities of the companies.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
AS OF SEPTEMBER 30, 2010

	Historical		Pro Forma
			Adjustments		Pro Forma
$s in thousands	US Ecology	Stablex (Note 3)	(Note 4)		Combined
Assets
Current Assets:
Cash and cash equivalents	$30,439	$151	$(151)	{a}	$10,439
			(20,000)	{b}
Receivables, net	17,758	6,970	-		24,728
Due from Marsulex Inc. and subsidiaries	-	3,381	(3,381)	{a}	-
Prepaid expenses and other current assets	2,429	241	-		2,670
Income taxes receivable	-	615	(615)	{a}	-
Deferred income taxes	427	-	-		427
Total current assets	51,053	11,358	(24,147)		38,264
					-
Property and equipment, net	72,827	26,236	3,425	{c}	102,488
Intangible assets	-	7,026	30,265	{d}	37,291
Goodwill	-	30,294	(4,392)	{e}	25,902
Restricted cash	4,114	-	-		4,114
Other assets	509	-	288	{b}	797
Total assets	$128,503	$74,914	$5,439		$208,856

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$5,857	$3,754	$288	{b}	$12,052
			2,153	{i}
Due to Marsulex Inc. and subsidiaries	-	614	(614)	{a}	-
Deferred revenue	1,836	39	-		1,875
Accrued liabilities	4,742	2,519	-		7,261
Accrued salaries and benefits	1,657	-	-		1,657
Income taxes payable	1,062	-	(220)	{i}	842
Current portion of long-term debt	-	-	-		-
Current portion of closure and post-closure obligations	3,545	415	(8)	{f}	3,952
Current portion of capital lease obligations	8	-	-		8
Total current liabilities	18,707	7,341	1,599		27,647

Deferred revenue	-	196			196
Long-term debt, less current portion	-	-	57,334	{b}	57,334
Long-term closure and post-closure obligations	11,690	871	760	{f}	13,321
Promissory note to Marsulex Inc.	-	27,019	(27,019)	{a}	-
Long-term capital lease obligations and other	4	-	-		4
Deferred income taxes	5,580	4,235	9,950	{g}	19,765
Total liabilities	35,981	39,662	42,624		118,267

Contingencies and commitments

Stockholders’ Equity
Common stock	183	12,592	(12,592)	{h}	183
Additional paid-in capital	61,637	25,111	(25,111)	{h}	61,637
Retained earnings	32,681	(2,451)	2,451	{h}	30,748
	-	-	(1,933)	{i}
Common stock held in treasury, at cost	(1,979)	-	-		(1,979)
Total stockholders’ equity	92,522	35,252	(37,185)		90,589
Total liabilities and stockholders’ equity	$128,503	$74,914	$5,439		$208,856

See accompanying notes to pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2010

	Historical		Pro Forma
			Adjustments		Pro Forma
$s in thousands except per share amounts	US Ecology	Stablex	(Note 4)		Combined

Revenue	$65,356	$26,160	$-		$91,516
Direct operating costs	(30,239)	(18,816)	618	{l}	(47,246)
	-	-	1,191	{m}
Transportation costs	(11,027)	(3,132)	-		(14,159)

Gross profit	24,090	4,212	1,809		30,111

Selling, general and administrative expenses	(10,839)	(5,041)	-	{j}	(15,097)
			470	{k}
			(6)	{l}
			319	{m}

Operating income (loss)	13,251	(829)	2,592		15,014

Other income (expense):
Interest income	47	-	-		47
Interest expense	(1)	(1,836)	608	{n}	(1,229)
Foreign exchange loss		(335)	-		(335)
Other	120	-	-		120

Total other income (expense)	166	(2,171)	608		(1,397)

Income (loss) before income taxes	13,417	(3,000)	3,200		13,617
Income taxes	(5,366)	785	(884)	{o}	(5,465)

Net income (loss)	$8,051	$(2,215)	$2,316		$8,152

Earnings per share:
Basic	$0.44				$0.45
Dilutive	$0.44				$0.45

Shares used in earnings per share calculation:
Basic	18,167				18,167
Dilutive	18,186				18,186

See accompanying notes to pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009

	Historical		Pro Forma
			Adjustments		Pro Forma
$s in thousands except per share amounts	US Ecology	Stablex	(Note 4)		Combined

Revenue	$132,519	$33,911	$-		$166,430
Direct operating costs	(43,535)	(22,696)	559	{l}	(64,066)
	-	-	1,606	{m}
Transportation costs	(52,708)	(4,371)	-		(57,079)

Gross profit	36,276	6,844	2,165		45,285

Selling, general and administrative expenses	(13,835)	(6,675)	-	{j}	(19,858)
	-	-	(50)	{l}
	-	-	702	{m}
Insurance proceeds	661	-	-		661

Operating income	23,102	169	2,817		26,088

Other income (expense):
Interest income	116	-	-		116
Interest expense	(2)	(2,244)	582	{n}	(1,664)
Foreign exchange loss	-	(1,165)	-		(1,165)
Other	267	-	-		267

Total other income (expense)	381	(3,409)	582		(2,446)

Income (loss) before income taxes	23,483	(3,240)	3,399		23,642
Income taxes	(9,513)	1,158	(853)	{o}	(9,208)

Net income (loss)	$13,970	$(2,082)	$2,546		$14,434

Earnings per share:
Basic	$0.77				$0.80
Dilutive	$0.77				$0.79

Shares used in earnings per share calculation:
Basic	18,146				18,146
Dilutive	18,173				18,173

See accompanying notes to pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FROMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.           ACQUISITION OVERVIEW AND BASIS OF PRO FORMA PRESENTATION

On October 31, 2010, the Company through a wholly-owned subsidiary acquired all of the outstanding shares of Stablex from Marsulex Inc. pursuant to a Share Purchase Agreement dated September 13, 2010.  The purchase price consisted of $79 million Canadian dollars (“CAD”), net of post closing adjustments.  The purchase price was funded through a combination of cash on hand and borrowings under a $75 million Reducing Revolving Line of Credit facility (as more fully described in Note 2 below).  The purchase price was subject to post-closing adjustments based on the amount of working capital at closing and the amount of capital expenditures made by Stablex prior to closing.  Total post closing adjustments resulted in $1,045,435 CAD being refunded to US Ecology.  The net purchase price of $78,954,565 CAD totaled $77,333,702 after consideration of the post-closing adjustments and currency translation.

Stablex is a leading North American provider of hazardous waste services that operates a permitted hazardous waste processing and disposal facility in Blainville, Québec, about 30 miles northwest of Montreal, Canada.  The Stablex facility principally serves the eastern Canadian and northeastern U.S. industrial markets utilizing proprietary state-of-the-art technology to treat a wide range of hazardous waste.  The acquisition of Stablex increases our geographic base providing a northeastern presence and an exceptional service platform to better serve key North American hazardous waste markets. Stablex provides us with an opportunity to win more U.S. Event work; expand penetration with National Accounts; improve and enhance transportation, logistics, and service offerings with existing customers; and attract new customers.

The unaudited pro forma condensed combined financial statements have been prepared assuming that the acquisition is accounted for using the acquisition method of accounting. Accordingly, the assets acquired and liabilities assumed of Stablex are adjusted to their preliminary estimated fair values as of the date of the completion of the acquisition.  The preliminary determination of fair value of assets acquired and liabilities assumed is as follows:

Preliminary Determination of Fair Value
($ in thousands)

Goodwill	$25,902
Intangibles	37,291
Property and Equipment	29,661
Other Assets	7,211
Total Assets Acquired	100,065

Current Liabilities	(6,719)
Long- term Liabilities	(16,012)
Total Purchase Price	$77,334

A preliminary estimate of $36.9 million has been assigned to tangible assets acquired, and $37.3 million has been assigned to identifiable intangible assets acquired.  The depreciation and amortization related to the fair value adjustments to the tangible assets and the amortization related to the identifiable intangible assets are reflected as pro forma adjustments to the unaudited pro forma condensed combined statements of operations.

Identifiable intangible assets.  A preliminary estimate of $37.3 million has been assigned to identifiable intangible assets and these intangible assets have been assigned an estimated useful life as follows:

($ in thousands)
		Estimated Useful life
Trade name	$165	Indeterminate
Software	340	5-7 years
Database	97	35 years
Customer relationships	4,004	20 years
Formulae and processes	9,233	35 years
Permits, licenses and lease	23,452	35 years

Total identifiable intangible assets	$37,291

The adjustment is preliminary and is based on management’s best estimate at the time of this filing.  The amount that will ultimately be assigned to identifiable intangible assets may differ materially from this preliminary estimate.  The estimated useful lives assigned to the identifiable intangible assets are preliminary estimates and may differ from the final estimated useful lives assigned.

Goodwill.  Goodwill represents the excess of the fair value of the consideration transferred over the fair value of the underlying identifiable assets and liabilities.  In accordance with the ASC No. 805 Business Combinations, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment.  In the event that management determines that the value of goodwill has become impaired, the Company will incur an accounting charge for the amount of impairment during the period in which the determination has been made.

2.           FINANCING ASSUMPTIONS

In contemplation of the acquisition of Stablex, on October 29, 2010, we entered into a credit agreement (the “Credit Agreement”) with Wells Fargo National Association (“Wells Fargo”) which provides for an aggregate commitment from Wells Fargo of $95 million.  The Credit Agreement replaced our $20 million revolving credit agreement with Wells Fargo dated June 30, 2008 as amended on June 15, 2010.  The Credit Agreement provides for a $20 million revolving line of credit and a $75 million reducing revolving line of credit (the “Reducing Revolving Line of Credit”).  The Reducing Revolving Line of Credit provides an initial commitment amount of $75 million of which $57.3 million was used to acquire all of the shares of Stablex and thereafter will be used to provide financing for working capital needs (the “Reducing Revolving Commitment Amount”).  The initial Reducing Revolving Commitment Amount is reduced by $2,780,000 on the last day of each June, September, December and March beginning June 30, 2011 continuing through November 1, 2015. Under the Reducing Revolving Line of Credit revolving loans are available based on the Prime Rate or LIBOR, at the Company’s option, plus an applicable margin, which is determined according to a pricing grid under which the interest rate decreases or increases based on our ratio of funded debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”).

The purchase price of Stablex was paid with $20 million of cash on hand and the remainder funded by borrowings under the Reducing Revolving Line of Credit.  The pro forma condensed combined financial statements reflect the interest rate in effect at the October 31, 2010 closing of the transaction of 2.70% (LIBOR plus an applicable margin of 2.45%) on the Reducing Revolving Line of Credit with assumed $2,780,000 quarterly reductions of the Reducing Revolving Commitment Amount beginning September 30, 2009 and commitment fees of 0.25% on the unused portion.

3.           STABLEX HISTORICAL FINANCIAL INFORMATION

Unless otherwise indicated, the Stablex financial information included herein is derived from Stablex’s historical financial statements, which are prepared in accordance with accounting principles generally accepted in Canada, or Canadian GAAP, and are presented in Canadian dollars and reconciled to accounting principles generally accepted in the United States, or U.S. GAAP. With respect to the Stablex financial information for the periods presented, there are no material differences between Canadian GAAP and U.S. GAAP. The Stablex historical financial statements are attached as Exhibits 99.1 and 99.2 to this Form 8-K/A. For purpose of pro forma presentation, the Stablex historical balance sheet at September 30, 2010 was translated into U.S. dollars using the rate in effect on that date of .9719 $US to 1.00 $CAD.  The Stablex historical statements of operations were translated into U.S. dollars using the average exchange rates for the periods presented of .9656 $US to 1.00 $CAD for the nine months ended September 30, 2010 and .8803 $US to 1.00 $CAD for the year ended December 31, 2009.  For purposes of these preliminary pro forma condensed combined financial statements, the amounts contained in the historical consolidated financial statements of Stablex have been reclassified, where necessary, to conform to US Ecology’s presentation under U.S. GAAP.  The reclassifications have no effect on reported total assets, total liabilities, stockholder’s equity or net (loss).

4.           PRO FORMA ADJUSTMENTS

The adjustments included in the column under the heading “Pro Forma Adjustments” in the unaudited pro forma condensed combined financial statements are as follows:

Pro Forma Adjustments to the Condensed Combined Balance Sheet

{a}  To eliminate Stablex balances retained or settled by Marsulex prior to the closing date including: Cash, Due from Marsulex Inc. and subsidiaries, Income Taxes Receivable, Due to Marsulex Inc. and subsidiaries, and a Promissory Note payable to Marsulex Inc.

{b}  To record the utilization of $20.0 million of cash by US Ecology, borrowings of $57.3 million from Reducing Revolving Line of Credit to fund the purchase of Stablex and accrue $288,000 of related estimated deferred financing fees.

{c}   To record the property and equipment of Stablex at fair value.

{d}  To eliminate the historical intangible assets of Stablex and record the preliminary estimated intangible assets, which include trade name; customer relationships; formulae and processes; permits, licenses and lease; and other intangibles.  See Note 1 for a more detailed discussion.

{e}  To eliminate the historic goodwill of Stablex and record the preliminary goodwill resulting from the acquisition of Stablex.  See Note 1 for a more detailed discussion.

{f}  To record closure and post closure obligations of Stablex at fair value.

{g}  To adjust deferred income taxes for pro forma adjustments related to the acquisition of Stablex.

{h}  To eliminate the historic equity balances of Stablex.

{i}  To accrue estimated remaining transaction costs of $2.2 million and associated tax benefit of $0.2 million related to the acquisition of Stablex.

Pro Forma Adjustments to the Condensed Combined Statements of Operations

{j}  The historical Stablex statements of operations include management fees paid to the previous owner, Marsulex Inc., totaling $1.3 million and $1.6 million, respectively, for the nine months ended September 30, 2010 and for the year ended December 31, 2009 which have not been eliminated for purposes of these pro forma financial statements.  Marsulex Inc. charged this fee to cover executive team management costs, accounting and treasury services, information systems and other centralized overhead related costs.  US Ecology expects costs for these same types of services to be significantly less post acquisition.

{k}  To eliminate non-recurring expenses incurred related to the acquisition of Stablex principally consisting of legal, accounting and consulting fees  in connection with due diligence.

{l} To eliminate historic Stablex depreciation expense and record depreciation expense resulting from the acquisition of Stablex.

{m}  To eliminate historic Stablex amortization expense of intangible assets and record amortization of purchased intangible assets resulting from the acquisition of Stablex over the estimated useful life.  See Note 1.

{n}  To eliminate the historic interest expense of Stablex related to interest incurred on net borrowings from Marsulex Inc, record interest expense (including unused commitment fees) on the Reducing Revolving Line of Credit and amortization of related deferred financing fees as follows:

($ in thousands)

	Nine Months Ended	Year Ended
	September 30, 2010	December 31, 2009

Eliminate interest expense on net borrowings from Marsulex Inc.	$1,836	2,244
Interest Expense on Reducing Revolving Line of Credit	(1,185)	(1,604)
Amortization of deferred financing fees	(43)	(58)

	$608	$582

A 1/8% increase in the estimated LIBOR rate would increase interest expense to $1.3 million for the nine months ended September 30, 2010 and to $1.8 million for the year ended December 31, 2009.  A 1/8% decrease in the estimated LIBOR rate would decrease interest expense to $1.1 million for the nine months ended September 30, 2010 and to $1.5 million for the year ended December 31, 2009.

{o}  To record the tax effect of the pro forma adjustments using a blended statutory rate of 40% for pro forma adjustments rated to US Ecology and a blended statutory rate of 30% for pro forma adjustments rated to Stablex.  These statutory rates are used for the purpose of calculating pro forma results and are not indicative of future tax rates of the combined organization.